SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2011
Date of report (Date of earliest event reported)

VERDANT AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
 (Registrant’s telephone number)

WINWHEEL BULLION, INC.
4695 MacArthur Court, 11th Floor, Newport Beach, California 92660
 (Former name and former address.)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Registrant is filing this Amendment No.1 to its Current Report on Form 8-K (the “Amendment”) as originally filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2011 (the “Original Filing”) to amend and restate the filing in its entirety and to include a business description of Verdant Industries, Inc., and to remove reference to an exhibit containing financial information.  Since the date of the Original Filing, however, Registrant has undergone a name change, ticker symbol change, CUSIP change, obtained a new EIN, and relocated its principal place of business as noted on the cover page of this Amendment.

Except as described above, no other information in the Original Filing has been updated and this Amendment continues to speak as of the date of the Original Filing.  All other events occurring after the filing of the Original Filing or other disclosures necessary to reflect those subsequent events have been addressed in other reports filed with or furnished to the SEC subsequent to the date of the Original Filing.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 11, 2011, Registrant entered into a Securities Exchange Agreement and Plan of Reorganization with Verdant Industries, Inc., a Delaware corporation (“Acquired Entity”), whereby Registrant purchased all of Acquired Entity’s assets in exchange for thirty million (30,000,000) shares of common stock in Registrant (the “Agreement”).

The Acquired Entity was formed in the State of Delaware on January 11, 2011.  At the time of the Agreement, the Acquired Entity was in its developmental stage as a privately-held corporation.  The Acquired Entity was formed by its management team to pursue a business plan targeted to import fully electric automobiles from foreign manufacturers, to conduct all of the necessary homologation on the vehicles to certify them for sale in the United States and to distribute the vehicles to dealerships throughout the United States for the ultimate sale to consumers.  At the time of the Agreement, the Acquired Entity had assembled a management team with all of the necessary skills, abilities, contacts and understanding to effectuate its business plan; however, the Acquired Entity did not have any substantial business activity or assets aside from the goodwill of its management team.  As of the date of the Agreement, the Acquired Entity had only nominal amounts of cash on hand, no property and no other tangible assets.

Registrant, Verdant Automotive Corporation (formerly, Winwheel Bullion, Inc.), at the time of the Agreement, also had no substantial business activity.  Registrant sought and acquired the Acquired Entity in order to obtain the goodwill, resources, skills, and acumen of the Acquired Entity’s management in order to make the Registrant a going concern.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

By virtue of the Agreement, Registrant acquired one hundred percent (100%) of the net assets of the Acquired Entity in consideration of thirty million (30,000,000) shares of common stock of the Registrant.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

By virtue of the Agreement, Registrant acquired the assets of Acquired Entity in exchange for a majority interest in the Registrant.  As a result of the Agreement, the Acquired Entity’s assignees collectively became the majority shareholders of Registrant, holding thirty million (30,000,000) shares of common stock in Registrant.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 11, 2011, Steven Youschak, Bruce Harmon, and Stephen V. Williams effectively resigned as directors of Registrant.  On May 11, 2011, pursuant to an action by the shareholders of Registrant, Dan Elliott, Steve Aust, David Edgar, and Dennis Hogan were appointed as the directors of Registrant.  Dan Elliot was appointed as the Chairman of the Board.  In addition, the Board of Directors appointed the following persons to the following positions by virtue of a unanimous consent of the Board of Directors on May 11, 2011:

Dan Elliott- Chief Executive Officer;
Steve Aust- President;
David Edgar- Chief Operating Officer;
Dennis Hogan- Chief Financial Officer and Secretary; and
Dan Malstrom- Chief Marketing Officer.

Dan Elliott, Chief Executive Officer

Mr. Elliott brings over 18 years of automotive industry experience. He has held positions as Vice President, Board Member, Chief Executive Officer and Chairman of several automotive companies. His experience includes work developing advanced technology vehicles for Ford, Honda, Magna Steyr, Roush and others. He has constructed automotive engineering centers within the U.S., led Joint Ventures in China and, recently, completed the construction of a 30 acre lithium ion battery manufacturing plant in mainland China. Mr. Elliott has consulted George W. Bush at the White House and personally raised over $100 million in venture money.

Steve Aust, President

Mr. Aust brings over 20 years of solid business experience to the team with a proven financial track record. He has personally raised over $100 million in venture capital for several direct sales companies and worked with Donald Trump to create the Wall Street Cafe theme restaurant at 40 Wall Street in New York. He has owned his own successful direct sales company and led a auspicious basketball career where he played for Pepperdine University and the Los Angeles Lakers summer league roster.

Dennis Hogan, Chief Financial Officer and Secretary

Mr. Hogan is a senior executive with expertise in finance and accounting, human resources, purchasing and IT systems. As a high-energy leader with a proven track record turning-around underperforming business units, he has demonstrated success with accounting and payroll system conversions and effective in implementing cost control measures. His skills include empowering employees and developing, motivating and leading teams. He participated on a management committee that grew $10.6 million of equity to $45 million sales price in 6 years. Provided financial forecasts for rounds of equity financing and participated in road shows and related due diligence process resulting in raising $9.4 million of new-start company’s $10.6 million equity.

David Edgar, Chief Operating Officer

Mr. Edgar has over 16 years experience in high technology product development in automotive, alternative energy, military and defense, government and manufacturing. He worked under contract while at Roush to bring the Ford EV Ranger, EV Postal Van, Th!nk City Electric Vehicle and the Fuel Cell Focus to market. He contracted for GM developing hydrogen powered, zero emissions, ICE vehicles and co-authored two articles on NVH measurement and mitigation in motor vehicles. He is directly responsible for the completed development of the Phoenix Motorcars SUT including lithium titanate and alternative power solutions. Recently, he served as General Manager and VP at Microvast developing LiFePO4 batteries.

Dan Malstrom, Chief Marketing Officer

Mr. Malstrom has over 20 years of marketing and advertising experience garnering dozens of awards. He has been interviewed on Good Morning America, Today Show, CNBC, Fox Networks, CNN, CBC, BBC and many other international media. He worked directly with Subaru of America, Verizon Wireless, Nestle, Microsoft Xbox, The Disney Channel, Outdoor Retailer, Burton Snowboards, Sony Pictures, The 2002 Salt Lake City Olympic Games and many others. He recently worked as Vice President and lead the international brand development for Microvast, Inc., where he successfully created a globally recognizable brand in the lithium-ion battery space.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit	Description

2.1	Securities Exchange Agreement and Plan of Reorganization (attached to the Original Filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDANT AUTOMOTIVE CORPORATION (Registrant)

Dated: June 23, 2011	By:	/s/ Dan Elliott
Dan Elliott
Chief Executive Officer